CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of America Century Income & Growth Fund, American Century Equity Growth Fund, American Century Small Cap Quantitative Fund, American Century Global Gold Fund, American Century Global Natural Resources Fund and American Century Utilities Fund (all of the funds comprising the American Century Quantitative Equity Funds), on Form N1-A of our reports dated February 1, 1999 on our audits of the financial statements and financial highlights of American Century Income & Growth Fund, American Century Equity Growth Fund, American Century Small Cap Quantitative Fund, American Century Global Gold Fund, American Century Global Natural Resources Fund and American Century Utilities Fund, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1998, which is incorporated by reference in Post-Effective Amendment No. 26 to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants."


/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
March 31, 1999